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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 9, 2005

                        SERVICE CORPORATION INTERNATIONAL
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             (Exact name of registrant as specified in its charter)

             TEXAS                      1-6402-1                74-1488375
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  (State or other jurisdiction        (Commission            (I.R.S. Employer
       of incorporation)              File Number)         Identification No.)

         1929 Allen Parkway  Houston, Texas                        77019
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      (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (713) 522-5141


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 9, 2005, B. D. Hunter resigned as Vice Chairman of the Board, board member, committee member and employee of Service Corporation International (the "Company") and its subsidiaries. In connection with his resignation, SCI Funeral & Cemetery Purchasing Cooperative, Inc. and SCI Executive Services, Inc., subsidiaries of the Company, have entered into a Release, Consultative and Noncompetition Agreement (the "Consulting Agreement") with Mr. Hunter and Huntco International, Inc., effective as of February 9, 2005.

Pursuant to the Consulting Agreement, Mr. Hunter's consulting period will run from February 9, 2005 to February 9, 2010 and may be extended for up to three additional one-year periods at the option of the Company. The Consulting Agreement provides that Mr. Hunter will devote substantially his full time to the business of the Company and will be paid at a rate of $91,667 per month during the first 36 months of the Consulting Agreement. During the remaining 24 months of the Consulting Agreement, Mr. Hunter is not required to devote more than 20 hours per week performing consulting services and will be paid $50,000 per month. Mr. Hunter will be reimbursed for all reasonable expenses in connection with his consulting services.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

In conjunction with his resignation referenced in Items 1.01 and 5.02 of this report, Mr. Hunter's Employment and Noncompetition Agreement, dated January 1, 2004, was terminated. Mr. Hunter entered into the Consulting Agreement referenced in Item 1.01 above.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective February 9, 2005, Mr. Hunter resigned as Vice Chairman of the Board, board member, committee member and employee of the Company and its subsidiaries. Mr. Hunter will serve as a consultant for the Company upon his resignation pursuant to the terms of the Consulting Agreement disclosed in Item 1.01 above.

Also effective February 9, 2005, Thomas L. Ryan was appointed Chief Executive Officer of the Company, replacing R. L. Waltrip who resigned as Chief Executive Officer as of that date. Mr. Waltrip will continue to serve as Chairman of the Board of Directors. Michael R. Webb was appointed Chief Operating Officer of the Company as of February 9, 2005.

Mr. Ryan, 39, has served as a director of the Company since 2004. He joined the Company in June 1996 and subsequently served in a variety of financial management roles until November 2000, when he was promoted to Chief Executive Officer of European Operations based in Paris, France. In July, 2002, Mr. Ryan was appointed President and Chief Operating Officer of the Company.

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Mr. Ryan's Employment and Noncompetition Agreement, dated January 1, 2004, with
SCI Executive Services, Inc. (filed as Exhibit 10.9 to the Company's Form 10-K for the year ended December 31, 2003) will continue in effect pursuant to its terms. In conjunction with his appointment as Chief Executive Officer, the Compensation Committee of the Board of Directors of the Company has approved the following compensation terms for Mr. Ryan: a base salary of $800,000, with an annual incentive target of 100% of his base salary. These terms will continue through December 31, 2005.

Michael R. Webb, 46, joined the Company in 1991 in a process reengineering role after being Chief Financial Officer of Arlington Corporation, a regional funeral and cemetery consolidator acquired by the Company. Prior to joining Arlington Corporation, Mr. Webb held various executive financial and development roles at Days Inns of America and Telemundo Group, Inc. In 1993, Mr. Webb joined the Company's corporate development group, which he later led on a global basis before accepting operational responsibilities involving several of the Company's Australian and Hispanic operations and leading a renewed Company focus on reducing overhead and systems and process improvements. He was named Executive Vice President in 2002.

Mr. Webb's Employment and Noncompetition Agreement, dated January 1, 2004, with SCI Executive Services, Inc. (filed as Exhibit 10.10 to the Company's Form 10-K for the year ended December 31, 2003) will continue in effect pursuant to its terms. In conjunction with his appointment as Chief Operating Officer, the Compensation Committee of the Board of Directors of the Company has approved the following compensation terms for Mr. Webb: a base salary of $575,000, with an annual incentive target of 100% of his base salary. These terms will continue through December 31, 2005.

A copy of the press release announcing these management changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Not applicable.
        (b)  Not applicable.
        (c)  The following exhibits are included with this Report:

             Exhibit No.     Description
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             99.1            Press Release, dated February 9, 2005

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2005            SERVICE CORPORATION INTERNATIONAL

                                    By:  /s/ Eric D. Tanzberger
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                                         Eric D. Tanzberger
                                         Vice President and Corporate Controller